                                                                    Exhibit 99.1
                                FelCor Lodging Trust Incorporated
                                545 E. John Carpenter Freeway, Suite 1300
(FELCOR LODGING TRUST LOGO)     Irving, Texas 75062-3933
                                P 972.444.4900  F 972.444.4949
                                www.felcor.com  NYSE: FCH

FOR IMMEDIATE RELEASE:


                     FELCOR ANNOUNCES THIRD QUARTER RESULTS

         IRVING, TEXAS...OCTOBER 29, 2003 - FelCor Lodging Trust Incorporated (NYSE: FCH), the nation's second largest hotel real estate investment trust
(REIT), today reported operating results for the third quarter and nine months ended September 30, 2003.

THIRD QUARTER RESULTS:

         The third quarter results reflect a sluggish economy and soft corporate transient demand, which continues to adversely affect the lodging industry.

         FelCor's third quarter hotel portfolio revenue per available room ("RevPAR") declined 2.4 percent, compared to third quarter 2002. For the quarter, occupancy increased 0.3 percent, to 65.3 percent, and average daily rate ("ADR") decreased 2.7 percent, to $92.64, compared to the same quarter of 2002.

         The operating margin for FelCor's hotels during the third quarter 2003 was 28.7 percent, which represents a 290 basis point decrease, compared to the same period of 2002. The decrease in margins for the third quarter was lower than the 390 basis point decrease in second quarter margins, compared to the same period in 2002. The deterioration in third quarter margins principally resulted from the 2.7 percent decline in ADR, coupled with increases in employee wage and benefit, marketing, and energy costs for the quarter, compared to the third quarter of 2002.

         FelCor's net loss for the third quarter, which included an impairment charge of $113 million, or $1.92 per share, was $133 million, or a loss of $2.26 per share, compared to a third quarter 2002 net loss of $14 million, or a loss of $0.26 per share. Third quarter Funds From Operations ("FFO") and Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), in accordance with the Securities and Exchange Commission's (SEC) recently clarified guidance, have not been adjusted to add back the $113 million impairment charge. Including the impairment charge for the quarter, FFO was a loss of $101 million and EBITDA was a loss of $50 million. FFO and EBITDA for the third quarter of 2002, computed on a consistent basis, were $25 million and $75 million, respectively. FFO per share for the third quarter of 2003 was a loss of $1.63 per share (including $1.81 in impairment charges), as compared to a positive $0.40 per share during the same period of 2002, computed on a consistent basis. Excluding the impairment charge for the third quarter, operating results met the low end of the Company's previously provided guidance of $0.18 per share for FFO and $63 million for EBITDA.

         The impairment charge primarily related to the third quarter decision to sell 11 IHG-managed hotels, following an amendment to the management agreements on these hotels, and an additional impairment charge on certain of the 19 remaining non-strategic hotels identified for sale in December 2002. The 30 non-strategic hotels are under-performing and generally in markets that no longer meet FelCor's long-term investment strategy. Although the Company expects to sell these hotels over the next 36 months, the impaired assets were written down to FelCor's estimate of today's fair market value.



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
FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 2

         The 30 non-strategic hotels represent 16 percent of FelCor's rooms, while only comprising five percent of the Company's hotel-level EBITDA. Of the non-strategic hotels, there are six that have had negative EBITDA of $0.05 per share during the trailing 12-month period.

YEAR TO DATE RESULTS:

         For the nine months ended September 30, 2003, the Company's RevPAR declined 4.9 percent, compared to the same period in 2002. The decline in RevPAR principally resulted from a 4.0 percent decline in FelCor's ADR during the period.

         The operating margin for FelCor's hotels during the nine months ended September 30, 2003, was 29.9 percent, which reflects a 400 basis point decrease, compared to the same period in 2002. The deterioration in margin principally resulted from a 4.0 percent decline in ADR, coupled with increases in employee wage and benefit, marketing, and energy costs, compared to the same period in 2002.

         FelCor's net loss for the nine months, which included an impairment charge of $121 million, or $2.06 per share, was $187 million, or a loss of $3.20 per share, compared to the nine month 2002 net loss of $20 million, or a loss of $0.38 per share. FFO and EBITDA for the nine months, in accordance with the SEC's recently clarified guidance, have not been adjusted to add back the $121 million impairment charge. Including the impairment charge for the nine months, FFO was a loss of $80 million and EBITDA was $73 million. FFO and EBITDA for the nine months of 2002 were $94 million and $247 million, respectively. FFO per share for the nine months of 2003 was a loss of $1.28 per share, including $1.81 in third quarter impairment charges, as compared to a positive $1.51 per share during the same period of 2002. The following items are included in net loss for the 2003 nine month period and have not been added to or deducted from net loss in the computation of FFO or EBITDA: a $121 million impairment charge; a $2.8 million charge-off of deferred debt costs; and a $1.6 million gain on early extinguishment of debt. For the nine months in 2002, a $1.6 million charge for the third quarter abandoned projects was included in net loss and not added back to net loss in the computation of FFO or EBITDA.

         "We have achieved the three strategic objectives that we set out at the beginning of this year. While we are disappointed with the operating results of the second half of 2003 and anticipated fourth quarter results, we are positioned for a recovery and believe we're near the end of what has been a difficult lodging cycle," said Thomas J. Corcoran, Jr., FelCor's President and CEO. "We have given a great deal of thought to our investment strategy and the need to improve our return on investment (ROI) over the long-term. The sale of non-strategic hotels, which is progressing better than expected, is the first phase of our strategy to improve our ROI and long-term shareholder value."

CAPITAL STRUCTURE:

         At September 30, 2003, FelCor had $2.0 billion of debt outstanding, with a weighted average life of five years, and $176 million in cash and cash equivalents. The Company's next significant debt maturity is its $175 million in senior notes that will mature in October 2004. FelCor expects to meet this obligation from excess cash on hand and the $176 million currently available under its recently closed $200 million secured debt facility.



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FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 3

         "We have achieved our strategic objective to improve the Company's liquidity. FelCor is carrying excess cash, has covered its 2004 maturity through its secured debt facility, has amended the IHG management agreements to allow for greater flexibility to sell non-strategic assets, and has exceeded its asset sales targets. We're very pleased with the completion of these steps in strengthening our balance sheet," said Richard J. O'Brien, FelCor's Executive Vice President and Chief Financial Officer.

         Non-strategic asset sales were previously targeted to be between $50 and $75 million. Taking into consideration $89 million of October closings, FelCor now anticipates 2003 asset sales to be in the range of $125 to $140 million. The Company has cash and cash equivalents of approximately $260 million, following the closing of the October property sales.

OTHER HIGHLIGHTS:

          In early October, the Company closed on the sale of nine non-strategic hotels. FelCor sold four Holiday Inn-branded hotels in Ontario, Canada, for $32 million (U.S. dollars). The Company intends to reinvest the proceeds to achieve a tax-free exchange. In addition, FelCor closed on the sale of five non-strategic hotels for $50 million. This portfolio had 894 rooms and included three Embassy Suites Hotels(R) and two Doubletree Guest Suites(R) hotels. A parking facility also was sold for $7 million in October. FelCor has 19 hotels remaining of the previously announced 33 non-strategic hotels identified for sale in December 2002. A listing of the non-strategic hotels actively being marketed for sale can be found on the Company's Web site at www.felcor.com on the "Hotels" page.

         FelCor has declared and will pay regular third quarter dividends on its $1.95 Series A Cumulative Convertible Preferred Stock and its 9% Series B Cumulative Redeemable Preferred Stock.


2003 GUIDANCE:

         Current estimates of operating results for the fourth quarter and full year 2003 are as follows:

                                          FOURTH                            FULL YEAR
                                          QUARTER                              2003
                                   ---------------------              ---------------------
FFO per share                         $(0.07) to $0.01                  $(1.36) to $(1.28)
EBITDA                               $47 to $52 million                $120 to $125 million
Net loss per share                     $0.70 to $0.62                     $3.89 to $3.82
RevPAR                                 (2.5)% to flat                    (4.6)% to (4.0)%
Operating margin                   decrease 2.0% to 0.5%              decrease 3.3% to 2.9%

         Consistent with recently clarified SEC guidance, full year 2003 FFO and EBITDA estimates have not been adjusted for the following non-cash charges included in the estimated net loss (in thousands):

                                                           AMOUNT           PER SHARE
                                                          ---------         ---------
Impairment Loss                                           $(120,526)        $  (1.94)
Charge-off of deferred debt costs                            (2,834)           (0.05)
Gain on early extinguishment of debt                          1,611             0.03
                                                          ---------         --------
                                                          $(121,749)        $  (1.96)
                                                          =========         ========


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
FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 4

         The Company's estimate for the fourth quarter was lowered to reflect a lower RevPAR forecast and the accelerated sale of hotels compared to FelCor's previous target ($0.04 per share impact).

         For the first 28 days of October, total portfolio RevPAR declined 2.7 percent, occupancy increased 1.1 percent and ADR declined 3.7 percent, compared to the same period in 2002.

         "We believe that 2004 will be a stronger year, with improving rates and increasing revenue, both for the industry and FelCor. We are confident that the initiatives taken over the last three years with our strategic brand managers will provide the framework for opportunistically recapturing rate and improving EBITDA as the economy regains its momentum," added Mr. Corcoran.

         The Company currently anticipates its 2003 total capital expenditures to be approximately $70 million.

         FelCor has published its Third Quarter 2003 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and nine months ended September 30, 2003. Investors are encouraged to access the Supplemental Information on the Company's Web site at www.felcor.com, on its Investor Relations page in the "Financial Reports" section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Director of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

         FelCor is the nation's second largest lodging REIT and the owner of the largest number of full service, all-suite hotels in the nation. FelCor's consolidated portfolio is comprised of 163 hotels, located in 34 states and Canada. FelCor owns 71 full service, all-suite hotels, and is the owner of the greatest number of Embassy Suites Hotels and Doubletree Guest Suites hotels. FelCor's portfolio also includes 79 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.0 billion. Additional information can be found on the Company's Web site at www.felcor.com.

          FelCor invites you to listen to its third quarter 2003 conference call on Thursday, October 30, 2003, at 9:00 a.m. (Central Standard Time). The conference call will be webcast simultaneously via FelCor's Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor's Web site and click on the conference call microphone icon on either the "Investor Relations" or "FelCor News" pages. A phone replay will be available from Thursday, October 30, 2003, at 12:00 p.m. (Central Standard Time), through Friday, November 28, 2003, at 7:00 p.m. (Central Standard Time), by dialing 416-695-6032 (access code is 8361). A recording of the call also will be archived and available at www.felcor.com.


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
FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 5

          With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the timing and magnitude of any recovery from the current soft economy, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO                 (972) 444-4901    tcorcoran@felcor.com
Richard J. O'Brien, Executive Vice President and CFO       (972) 444-4932    robrien@felcor.com
Monica L. Hildebrand, Vice President of Communications     (972) 444-4917    mhildebrand@felcor.com
Stephen A. Schafer, Director of Investor Relations         (972) 444-4912    sschafer@felcor.com




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
FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 6

               RESULTS OF OPERATIONS - THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 2003 AND 2002
                      (in thousands, except per share data)

                                                            THREE MONTHS                  NINE MONTHS
                                                         ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                      ------------------------      ------------------------
                                                        2003           2002           2003           2002
                                                      ---------      ---------      ---------      ---------
REVENUES:
   Hotel operating revenue:
     Room                                             $ 251,243      $ 253,717      $ 731,205      $ 765,538
     Food and beverage                                   44,570         45,030        140,042        146,792
     Other operating departments                         16,517         17,291         48,673         49,865
   Retail space rental and other revenue                    256            353            875          1,451
                                                      ---------      ---------      ---------      ---------
         Total revenues                                 312,586        316,391        920,795        963,646
                                                      ---------      ---------      ---------      ---------
EXPENSES:
   Hotel departmental expenses:
     Room                                                68,462         66,106        192,776        191,368
     Food and beverage                                   37,265         37,523        112,384        115,167
     Other operating departments                          8,149          8,161         23,039         22,731
   Other property related costs                          92,106         87,877        267,998        258,220
   Management and franchise fees                         16,752         16,421         48,476         48,860
   Taxes, insurance and lease expense                    33,231         32,044         97,369         98,325
   Abandoned projects                                        --          1,663             --          1,663
   Corporate expenses                                     3,299          2,577         10,459         10,293
   Depreciation                                          34,725         36,044        104,898        109,491
                                                      ---------      ---------      ---------      ---------
         Total operating expenses                       293,989        288,416        857,399        856,118
                                                      ---------      ---------      ---------      ---------

OPERATING INCOME                                         18,597         27,975         63,396        107,528
   Interest expense, net                                (42,285)       (40,528)      (123,359)      (122,736)
   Charge off of debt related costs                          --             --         (2,834)            --
   Gain on early extinguishment of debt                      --             --          1,260             --
   Impairment loss                                     (107,720)            --       (107,720)            --
                                                      ---------      ---------      ---------      ---------

LOSS BEFORE EQUITY IN INCOME FROM
      UNCONSOLIDATED ENTITIES, MINORITY INTERESTS
      AND GAIN (LOSS) ON SALE OF ASSETS                (131,408)       (12,553)      (169,257)       (15,208)
   Equity in income from unconsolidated entities          1,674          1,230          2,252          3,816
   Gain (loss) on sale of assets                            (47)            --            106          5,861
   Minority interests                                     7,388          3,285          9,945          2,991
                                                      ---------      ---------      ---------      ---------
LOSS FROM CONTINUING OPERATIONS                        (122,393)        (8,038)      (156,954)        (2,540)
   Discontinued operations                               (3,524)           957        (10,257)         2,315
                                                      ---------      ---------      ---------      ---------
NET LOSS                                               (125,917)        (7,081)      (167,211)          (225)
   Preferred dividends                                   (6,727)        (6,727)       (20,181)       (19,565)
                                                      ---------      ---------      ---------      ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS            $(132,644)     $ (13,808)     $(187,392)     $ (19,790)
                                                      =========      =========      =========      =========

Basic per common share data:
   Net loss from continuing operations                $   (2.20)     $   (0.28)     $   (3.02)     $   (0.42)
                                                      =========      =========      =========      =========
   Net loss                                           $   (2.26)     $   (0.26)     $   (3.20)     $   (0.38)
                                                      =========      =========      =========      =========
   Weighted average common shares outstanding            58,690         52,729         58,609         52,724
Diluted per common share data:
   Net loss from continuing operations                $   (2.20)     $   (0.28)     $   (3.02)     $   (0.42)
                                                      =========      =========      =========      =========
   Net loss                                           $   (2.26)     $   (0.26)     $   (3.20)     $   (0.38)
                                                      =========      =========      =========      =========
   Weighted average common shares outstanding            58,690         52,729         58,609         52,724



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

FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 7


                             DISCONTINUED OPERATIONS
                                 (IN THOUSANDS)

Condensed financial information for the 15 hotels classified in discontinued operations is as follows:


                                                 THREE MONTHS ENDED           NINE MONTHS ENDED
                                                    SEPTEMBER 30,               SEPTEMBER 30,
                                               ----------------------      ----------------------
                                                 2003          2002          2003          2002
                                               --------      --------      --------      --------
Hotel operating revenue                        $ 13,002      $ 15,192      $ 40,677      $ 44,472
Hotel operating expenses                         11,683        13,807        37,693        40,955
                                               --------      --------      --------      --------
Operating income                                  1,319         1,385         2,984         3,517
Direct interest costs                                --          (266)         (445)         (809)
Impairment loss                                  (4,982)           --       (12,806)           --
Gain on the early extinguishment of debt            351            --           351            --
Loss on disposition                                (399)           --          (882)           --
Minority interest                                   187          (162)          541          (393)
                                               --------      --------      --------      --------
Income (loss) from discontinued operations     $ (3,524)     $    957      $(10,257)     $  2,315
                                               ========      ========      ========      ========



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
FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 8

                        RECONCILIATION OF NET LOSS TO FFO
                 (in thousands, except per share and unit data)

                                                                       THREE MONTHS ENDED SEPTEMBER 30,
                                              -----------------------------------------------------------------------------------
                                                               2003                                         2002
                                              --------------------------------------      ---------------------------------------
                                                                           PER SHARE                                    PER SHARE
                                               DOLLARS        SHARES         AMOUNT        DOLLARS        SHARES          AMOUNT
                                              ---------      ---------     ---------      ---------      ---------      ---------
NET LOSS                                      $(125,917)        58,690     $   (2.15)     $  (7,081)        52,729      $   (0.13)
   Depreciation from continuing
     operations                                  34,725             --          0.59         36,044             --           0.68
   Depreciation from unconsolidated
     entities and discontinued operations         3,228             --          0.06          4,709             --           0.09
   Gain on sale of assets                           446             --          0.01             --             --             --
   Preferred dividends                           (6,727)            --         (0.11)        (6,727)                        (0.13)
   Minority interest in FelCor LP                (7,015)         3,161         (0.03)        (2,344)         9,003          (0.11)
   Conversion of options and unvested
     restricted stock                                --            303            --             --            324             --
                                              ---------      ---------     ---------      ---------      ---------      ---------
FFO                                           $(101,260)        62,154     $   (1.63)     $  24,601         62,056      $    0.40
                                              =========      =========     =========      =========      =========      =========

                                                                     NINE MONTHS ENDED SEPTEMBER 30,
                                              -----------------------------------------------------------------------------------
                                                               2003                                         2002
                                              --------------------------------------      ---------------------------------------
                                                                           PER SHARE                                    PER SHARE
                                               DOLLARS        SHARES         AMOUNT        DOLLARS        SHARES          AMOUNT
                                              ---------      ---------     ---------      ---------      ---------      ---------
NET LOSS                                      $(167,211)        58,609     $   (2.85)     $    (225)       52,7241      $   0.00
   Depreciation from continuing
      operations                                104,898             --          1.79        109,491             --          2.08
   Depreciation from unconsolidated
     entities and discounted operations          11,947             --          0.20         13,341             --          0.25
   Gain (loss) on sale of assets                    776             --          0.01         (5,861)            --         (0.11)
   Preferred dividends                          (20,181)            --         (0.34)       (19,565)            --         (0.37)
   Minority interest in FelCor LP.              (10,065)         3,234         (0.09)        (3,359)         9,004         (0.34)
   Conversion of options and unvested
     restricted stock                                --            303            --             --            349            --
                                              ---------      ---------     ---------      ---------      ---------      --------
FFO                                           $ (79,836)        62,146     $   (1.28)     $  93,822         62,077      $   1.51
                                              =========      =========     =========      =========      =========      ========

Consistent with recently clarified SEC guidance, FFO has not been adjusted for the following amounts included in net loss (in thousands):

                                                 THREE MONTHS ENDED            NINE MONTHS ENDED
                                                    SEPTEMBER 30,                 SEPTEMBER 30,
                                                 2003           2002           2003         2002
                                              ---------      ---------      ---------      -------
Impairment loss                               $(112,702)     $      --      $(120,526)     $    --
Charge off of deferred debt costs                    --             --         (2,834)          --
Gain on early extinguishment of debt                351             --          1,611           --
Abandoned projects                                   --         (1,663)            --       (1,663)
                                              ---------      ---------      ---------      -------
                                              $(112,351)     $  (1,663)     $(121,749)     $(1,663)
                                              =========      =========      =========      =======
Per share amounts                             $   (1.81)     $   (0.03)     $   (1.96)     $ (0.03)
                                              =========      =========      =========      =======



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
FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 9


                      RECONCILIATION OF NET LOSS TO EBITDA
                                 (in thousands)

                                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                                      ------------------------      ------------------------
                                                         2003           2002           2003           2002
                                                      ---------      ---------      ---------      ---------
Net loss                                              $(125,917)     $  (7,081)     $(167,211)     $    (225)
Depreciation from continuing operations                  34,725         36,044        104,898        109,491
Depreciation from unconsolidated entities and
   discontinued operations                                3,228          4,709         11,947         13,341
Loss (gain) on sale of assets                               446             --            776         (5,861)
Minority interest in FelCor Lodging LP                   (7,015)        (2,344)       (10,065)        (3,359)
Interest expense                                         42,777         41,073        124,780        124,488
Interest expense from unconsolidated entities and
   discontinued operations                                1,378          2,529          6,199          7,804
Amortization expense                                        565            526          1,645          1,561
                                                      ---------      ---------      ---------      ---------
EBITDA                                                $ (49,813)     $  75,456      $  72,969      $ 247,240
                                                      =========      =========      =========      =========

Consistent with recently clarified SEC guidance, EBITDA has not been adjusted for the following amounts included in net loss (in thousands):

                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                   SEPTEMBER 30,                 SEPTEMBER 30,
                                                2003           2002           2003           2002
                                              ---------      ---------      ---------      ---------
Impairment loss                               $(112,702)     $      --      $(120,526)     $      --
Charge off of deferred debt costs                    --             --         (2,834)            --
Gain on early extinguishment of debt                351             --          1,611             --
Abandoned projects                                   --         (1,663)            --         (1,663)
                                              ---------      ---------      ---------      ---------
                                              $(112,351)     $  (1,663)     $(121,749)     $  (1,663)
                                              =========      =========      =========      =========

         Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company's operations. We consider Funds From Operations, or FFO, and Earnings Before Interest, Taxes, Depreciation, and Amortization, or EBITDA, to be supplemental measures of a REIT's performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

         The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income or loss (computed in accordance with generally accepted accounting principles), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO and EBITDA are helpful to investors as a supplemental measure of the performance of an equity REIT. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

         FFO and EBITDA should not be considered as an alternative to net income, operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share and EBITDA be considered as a measure of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of amounts that accrue directly to stockholders' benefit.



                                     -more-

FelCor Lodging Trust Third Quarter 2003 Operating Results
Page 10


    RECONCILIATION OF ESTIMATED NET INCOME (LOSS) TO ESTIMATED FFO AND EBITDA
                 (in millions, except per share and unit data)

                                                        FOURTH QUARTER 2003 GUIDANCE
                                               ----------------------------------------------
                                                   LOW GUIDANCE             HIGH GUIDANCE
                                               ---------------------    ---------------------
                                                           PER SHARE                PER SHARE
                                               DOLLARS     AMOUNT(a)    DOLLARS     AMOUNT(a)
                                               -------     ---------    -------     ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS     $   (41)     $ (0.70)    $   (36)     $ (0.62)
   Depreciation                                     38                       38
   Minority interest in FelCor LP                   (2)                      (2)
                                               -------                  -------
FFO                                            $    (5)     $ (0.07)    $     0      $  0.01
                                               =======                  =======

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS     $   (41)                 $   (36)
   Depreciation                                     38                       38
   Minority interest in FelCor LP                   (2)                      (2)
   Interest expense                                 44                       44
   Amortization expense                              1                        1
   Preferred dividends                               7                        7
                                               -------                  -------
EBITDA                                         $    47                  $    52
                                               =======                  =======

                                                          FULL YEAR 2003 GUIDANCE(b)
                                               ----------------------------------------------
                                                   LOW GUIDANCE             HIGH GUIDANCE
                                               ---------------------    ---------------------
                                                           PER SHARE                PER SHARE
                                               DOLLARS     AMOUNT(a)    DOLLARS     AMOUNT(a)
                                               -------     ---------    -------     ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS     $  (228)     $ (3.89)    $  (223)     $ (3.82)
   Depreciation                                    155                      155
   Gain from sales of assets                         1                        1
   Minority interest in FelCor LP                  (12)                     (12)
                                               -------                  -------
FFO                                            $   (84)     $ (1.36)    $   (79)     $ (1.28)
                                               =======                  =======

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS     $  (228)                 $  (223)
   Depreciation                                    155                      155
   Gains from sales of assets                        1                        1
   Minority interest in FelCor LP                  (12)                     (12)
   Interest expense                                175                      175
   Amortization expense                              2                        2
   Preferred dividends                              27                       27
                                               -------                  -------
EBITDA                                         $   120                  $   125
                                               =======                  =======

   (a) Weighted average shares are 58.6 million. Adding minority interest and unvested restricted stock of 3.6 million shares to weighted average shares, provides the weighted average shares and units of 62.2 million used to compute FFO per share.

   (b) Consistent with recently clarified SEC guidance, full year FFO and EBITDA guidance has not been adjusted for the following non-cash charges included in estimated net loss (in thousands):

                                               AMOUNT        PER SHARE
                                              ---------      ---------
Impairment Loss                               $(120,526)     $   (1.94)
Charge-off of deferred debt costs                (2,834)         (0.05)
Gain on early extinguishment of debt              1,611           0.03
                                              ---------      ---------
                                              $(121,749)     $   (1.96)
                                              =========      =========



                                     -more-

FelCor Lodging Trust Third Quarter 2003 Operating Results
October 29, 2003
Page 11

                           SELECTED BALANCE SHEET DATA
                                 (in thousands)

                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                    2003             2002
                                                               -------------     ------------
Investment in hotels                                            $ 4,147,516      $ 4,255,618
Accumulated depreciation                                           (871,685)        (782,166)
                                                                -----------      -----------
Investments in hotels, net of accumulated depreciation          $ 3,275,831      $ 3,473,452
                                                                ===========      ===========

Total cash and cash equivalents                                 $   175,983      $    66,542
Total assets                                                      3,760,625        3,780,363
Total debt                                                        2,041,284        1,877,134
Total stockholders' equity                                      $ 1,446,192      $ 1,616,817



                                      ###